SCHEDULE 14A

Consent Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Consent Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Consent Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

Argo Group International Holdings, Ltd.

(Name of Registrant as Specified in Its Charter)

Voce Capital Management LLC
Voce Capital LLC

Voce Catalyst Partners LP

Voce Catalyst Partners New York LLC

J. Daniel Plants

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On November 26, 2019, Voce Capital Management LLC issued a press release (the “Press Release”) announcing it had launched a consent solicitation to requisition a special general meeting of the shareholders of Argo Group International Holdings, Ltd. (the “Company”) for the purpose of presenting proposals to remove up to five incumbent members of the Board of Directors of the Company and replace them with up to five highly qualified nominees. A copy of the Press Release is filed herewith as Exhibit 1.

In addition, information regarding the Participants (as defined in Exhibit 2) in the consent solicitation to requisition a special general meeting of shareholders of the Company is filed herewith as Exhibit 2.